Exhibit 23




                 CONSENT  OF  INDEPENDENT  ACCOUNTANTS


  We consent to the incorporation by reference in the registration statement of Lotus Development Corporation on Form S-3 (No. 33-53773) and related prospectus and in the registration statements of Lotus Development Corporation on Form S-8 and related prospectuses with respect to the 1992 Stock Option Plan (No. 33-51263), Employee Stock Purchase Plan (Nos. 2-88906, 33-6366), 1986 Stock Option Plan for Non-Employee Directors (Nos. 33-35497, 33-55488), Amended and Restated 1983 Non-Qualified Stock Option Plan (Nos. 2-92360, 33-6702, 33-46652) and Soft-Switch,
  Inc. Amended and Restated Stock Option Plan (No. 33-55077), of our reports dated January 24, 1995, on our audits of the consolidated financial statements and financial statement schedule of Lotus Development Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                             COOPERS & LYBRAND L.L.P.


  Boston, Massachusetts
  March 27, 1995

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